UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

GLADSTONE CAPITAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On Friday, January 9, 2009 at 8:30 am ET, Gladstone Capital Corporation (the “Company”) held a conference call regarding the proposals included in the Company’s Definitive Proxy Statement, which was filed on December 12, 2008 (the “Call”).  A script of the Call is attached below.

Hello and good morning.

This is David Gladstone, Chairman.

This is a special call to explain the items in the proxy for shareholders and analysts of Gladstone Capital Corporation, NASDAQ trading symbol GLAD.

Thank you all for calling in. We are happy to talk to shareholders and you all know that you have an open invitation to visit us here in the Washington, DC area. Please stop by at the office in McLean Virginia and say hello.  You will see some of the finest people in the business.

We invite you all to come to the shareholders meeting on February 19, 2009 at 11 am local time at the Hilton Hotel in McLean Va. 7920 Jones Branch Drive.  If you are not coming, then please vote your shares using your proxy so that we get the votes in.  You can vote your proxy in one of four ways.

1.             First by mailing in your proxy card in the envelope that came with the proxy.

2.             Second, you can vote by calling 800-932-9864, but if you call you have to have your proxy card with the proxy control number and be on the non-objecting owners list.

3.             Third, if you have your proxy control number; you can also enter your vote on the internet at www.proxyvote.com.

4.             And fourth, you can vote by calling your broker and your broker can help you vote too.

The important thing is that you vote.  We have to spend a lot of money gathering votes.

Before I begin I need to read a statement about forward looking statements.

This conference call may include statements that may constitute “forward-looking statements” within the meaning of Securities Act of 1933 and of the Securities Exchange Act of 1934 including statements with regard to the future performance of the Company.

These forward-looking statements inherently involve certain risks and uncertainties, even though they are based on our current plans. We believe those plans to be reasonable.

There are many factors that may cause our actual results to be materially different from any future results that are expressed or implied by these forward-looking statements include those factors listed under the caption “Risk factors” in all our Form 10Q and 10K filings as filed with the Securities and Exchange Commission and can be found on our web site at www.GladstoneCapital.com and the SEC web site at www.sec.gov.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Again thank you all for calling in.  I know these are trying times for all of you. As shareholders we have all watched the stock price continue to drop along with the market for all financial stocks. Some of the financial stocks are off 75% to 80%.  We have watched the way the market has treated our stock and just do not understand what is going on. It is a very difficult time for shareholders.

Before starting with the matters in the proxy, I want you to know that we will have our quarterly earnings call for the quarter ending December 31, 2008, sometime around the first week in February, so I will not be able to answer questions about the 10Q we are planning to file for that quarter (or the December quarter earnings) on this call.

I can say that our fund is performing well in these trying times compared to others. Our portfolio companies are not perfect but considering the economic downturn they are better than most. And just to make sure we all remember, as our most recent filings showed this fund does not have any investments in home mortgages or the housing industry nor do we intend to make any.  We have no home mortgages in our portfolio and never have.  Also we do not have investments in the automobile industry such as suppliers to Ford, GM or Chrysler but we do have one company that makes some parts for the very large truck industry and they have seen a slow down. And we have not made loans or investments in financial companies.

But please do not ask any questions about the earnings for the December quarter because until we release our quarterly numbers I cannot discuss them at all.

We will have our board meeting next week, and I expect our board to declare our monthly distributions as we have before. I have no plan to recommend a cut in distributions to shareholders on any of our companies. But folks there are no guarantees in life. We are working hard to keep our distributions as they are today. We will do our best.

Now let’s turn to the proxy. In the proxy we have asked shareholders to vote on a number of things. Some are easy to understand and others are not as easy.

1.  First we are asking you to elect directors.  No need to explain that because we do that every year. Those up for election are good people and have served shareholders well.

2. Second we are asking shareholders to approve a proposal to authorize our fund to sell shares of our common stock at a price below our then current net asset value per share.  Many Business Development Companies or BDCs are asking shareholders to do this because almost all the BDCs are selling at below net asset value per share.  As you all know our fund must pay out 98% of our income to avoid paying taxes. And we do that each year.

This means the only way to grow is to raise equity or debt.  We are limited by law to having less than our equity in the amount of debt  (in other words, a 1:1 debt to equity ratio) so none of the companies like ours are highly leveraged.  And that is a good thing.  And we have a line of credit for the amount of equity we have issued so there is no room to grow our debt beyond where it is today.  We currently have some capacity on that line of credit, but it is likely to be reduced by the spring time so that we will have less availability. That is what has happened to all the other BDCs so we expect it to happen to us. We have not discussed this with our lenders since it is a bit early to discuss terms of renewal this spring but it is appropriate to plan based on current market conditions.

In order to grow we will need to raise equity some time in the future. With the stock price so low it is not possible in the current environment except as a rights offering.

As you all know we did a rights offering in Gladstone Investment and it had a very disagreeable outcome.  The short sellers came into the stock and drove down the price. We do not want to go down that path again.  But it was fully subscribed. So in that sense the rights offering was a success. What was not good is that some speculators purchased the rights on the open market, shorted the stock, and then used the rights to buy the stock at a lower price and cover their short positions.  We were shocked to see how low the stock fell during that subscription period.  I consulted with three different investment bankers on this and followed their recommendation on how to do the rights offering. But we and other BDCs had the same experience. So rights offerings are not the most attractive method of raising capital for our fund.

If at the time of the rights offering, we had shareholder approval to sell stock below net asset value, then we could have instead completed an overnight stock offering.  In light of the experience that we gained with the rights offering in Gladstone Investment, we now believe that such an overnight offering might not have the same likelihood of a fall off of the stock price due to the short selling activity.

We need your vote to put in place this ability to sell below net asset value in order to avoid conducting a rights offering.  Doing overnight offerings prevents the short seller from coming in and pushing down the stock price.

Let me add one other item. We presently have no intent to sell stock today at this low price.  But if the price of the stock comes back up closer to an amount near the net asset value, AND we can use the money to grow our distributions to shareholders then it may be a good time to have an overnight offering.  It will also give us flexibility to conduct an offering in the event of circumstances that otherwise warrant a sale below net asset value.

Our net asset value at September 30, 2008 was $12.89. We expect the value to decline some more for the quarter ending December 31, 2008 but until we can complete the accounting for the 10Q financials, we will not have that number for you.  We should be completed by the end of this month or the first week in February.

We need to have this proposal in place so we have an alternative to a rights offering.   Please remember that this vote only gives us the right to sell below net asset value for 12 months. We have to come back to you next year if we wish to do it again.

3. Finally we need shareholders to ratify the selection by our audit committee of PricewaterhouseCoopers as our independent auditor for the next fiscal year end.

Now I must ask all of you to please vote your shares.  It is ever so costly and time consuming to get shareholders to vote. About 20% of the shareholders have voted so far but we need many more of you to vote. The fund spends tens of thousands of dollars trying to contact voters to vote on these issues, so please vote your shares.  I would like to pay that money out as a dividend and not spend it on efforts like this of getting shareholders to vote.

Oh, our distribution has been $0.14 per share per month a run rate of $1.68 per year.  On Tuesday next week we will have our board meeting to declare the payout for January, February and March.

As far as we can see out the economic downturn has reached or is near the bottom and we expect to see some good improvements by early summer.  I think the first quarter revenue and earnings number for the big companies will be positive. They have already taken large write offs. And I think the second quarter will see very good progress. But there is a credit squeeze because banks have stopped longer term lending. That hurts the economy a lot.  They are making short term asset-based loans to our portfolio companies but they are not making longer term senior debt loans. I wish the government would tell them to lend out the money they have taken from the government.

I think calendar 2009 will be a much better year than 2008. But we can only see a couple of quarters out so we want to be careful.  We are stewards of your money.  We will stay the course and continue to be conservative in our investment approach.

We invite you all to come to the shareholders meeting on February 19, 2009 at 11 am at the Hilton Hotel in McLean Va. at 7920 Jones Branch Drive. We would like to see you all and talk about the company at that meeting.

If you are not planning to attend the meeting, then please vote your shares of stock so that we get past this.

1. You can vote your stock by mailing your proxy.

2. You can vote by calling your broker.

3. You can vote by calling 800-932-9864, but you need to have your proxy card with the proxy control number available and be on the non-objecting owners list.

4. If you have your proxy control number you can vote by going on the internet to www.proxyvote.com.

You should have received your proxy in the mail. If you have not received your proxy, please call your broker. But please vote so we can continue to grow our company.

Thank you all for listening in.  I know the future will be better for us. I have faith that our country will turn its economy around in the near future.

That is the end of the call.

Important Information

On December 12, 2008, Gladstone Capital Corporation filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) in connection with Gladstone Capital’s 2009 Annual Meeting of Stockholders.

Gladstone Capital’s stockholders are strongly advised to read the definitive proxy statement carefully before making any voting or investment decision because the definitive proxy statement contains important information. Gladstone Capital’s proxy statement and any other materials filed by Gladstone Capital Corporation with the SEC can be obtained free of charge at the SEC’s website at http://www.sec.gov or from Gladstone Capital Corporation at http://www.gladstonecapital.com.